UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2004

Magellan Health Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6639	58-1076937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Munson Road Farmington, Connecticut		06032
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

(Former Name or Former Address, if Changed Since Last Report)

Item 8.01. Other Events

On October 4, 2004, Magellan Health Services, Inc. (“the Company”) announced that it had entered into contracts with the State of Tennessee to extend the Company’s management of behavioral health care services for members of TennCare, the State’s health insurance program for Medicaid recipients and the uninsured.  Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release dated October 4, 2004.

Exhibit Number	Description
99.1	Registrant’s press release dated October 4, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

MAGELLAN HEALTH SERVICES, INC.
(Registrant)

Date: October 6, 2004	/s/ MARK S. DEMILIO
Mark S. Demilio
Executive Vice President and Chief Financial Officer